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                                                                 Exhibit 3.02(a)
                            Certificate of Amendment
                                       To
                             Certificate of Limited
                                   Partnership
               of Dean Witter Principal Secured Futures Fund L.P.

            DEAN WITTER PRINCIPAL SECURED FUTURES FUND L.P. (the "Partnership") a limited partnership formed on August 28, 1990, under the Delaware Revised Uniform Limited Partnership Act (the "Act") for purposes of amending its Certificate of Limited Partnership pursuant to Section 17-202 of the Act, hereby certifies that effective July 11, 1996, Paragraph 1 of the Certificate of Limited Partnership is amended to read in its entirety as follows:

            (1) The name of the Partnership is Dean Witter Portfolio Strategy Fund L.P.

            This Certificate of Amendment was duly executed in accordance with, and is being filed pursuant to, the provisions of Section 17-202 of the Act.

            IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by the General Partner of the Partnership duly authorized as of the 24th day of July, 1996.

                                     DEAN WITTER PORTFOLIO STRATEGY FUND L.P.

                                     By: DEMETER MANAGEMENT CORPORATION


                                         By: /s/ Mark J. Hawley
                                             ----------------------------------
                                             Mark J. Hawley
                                             President